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Exhibit 10.20b

                                    EXHIBIT C

                             PSS WORLD MEDICAL, INC.
                              AMENDED AND RESTATED
                        ELITe DEFERRED COMPENSATION PLAN
                        (as amended through July 1, 2003)

                                    ARTICLE 1
                              ESTABLISHMENT OF PLAN

1.01 Background of Plan. PSS World Medical, Inc. (f/k/a Physician Sales & Service, Inc.) established, effective as of July 1, 1997, a deferred compensation plan known as the Physician Sales & Service, Inc. ELITe Deferred Compensation Plan. The Plan became effective for Compensation payable on or after July 1, 1997. The Plan was amended and restated as of March 30, 1999 to change the name of the Plan and to eliminate the forfeiture of stock options granted under the Stock Option Program in any Plan Year that the Participant terminates a deferral election under the Plan. The Plan was further amended and restated as of July 1, 2000 to change to the investment crediting methodology for the deferral account balances and for related purposes. The Plan was further amended and restated as of April 1, 2001 to permit pay out of account balances of $25,000 or less in a lump sum under certain conditions and to clarify the payout procedures. The Plan was further amended and restated as of April 1, 2002 to (i) to permit discretionary Company contributions on behalf of Participants, (ii) change the Plan Year, (iii) to provide more flexibility in investment allocation elections, (iv) to allow longer payout elections for retirement account balances of more than $25,000, (v) to allow mid-year enrollments for newly eligible participants, and (vi) to effect certain "housekeeping" changes. The Plan is hereby further amended and restated as of July 1, 2003 to permit up to three deferral accounts for in-service distributions and one deferral account for distributions upon termination of employment.

1.02 Purpose. The Company desires to recognize the valuable contribution of its CEO Roundtable and Challenger sales force and other selected executives by providing the ELITe Program, an executive benefit program consisting of
      (i) this ELITe Deferred Compensation Plan, under which participants may voluntarily defer compensation, which, together with a Company matching contribution on deferrals of up to 10% of compensation, will earn a return based on the performance of one or more benchmark investments, and (ii) the ELITe Stock Option Grant Program, which provides participants the opportunity to purchase Company stock when the growth in the stock value exceeds a designated formula amount. The ELITe Stock Option Grant Program is administered in conjunction with the ELITe Deferred Compensation Plan as part of, and is subject to the terms

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      and conditions of, the Physician Sales & Service, Inc. Amended and
      Restated 1994 Long Term Stock Plan, the PSS World Medical, Inc. 1999 Broad-Based Employee Stock Plan, the PSS World Medical, Inc. 1999 Long-Term Incentive Plan, or any successor plan(s) under which stock options may be granted to employees of the Company.

1.03 Status of Plan. The Plan is intended to be a nonqualified, unfunded plan of deferred compensation under the Internal Revenue Code of 1986, as amended. Although the plan is unfunded for tax purposes, the Company may establish a trust under Revenue Procedure 92-64 to provide benefits under the Plan. (See Section 1.04).

1.04 Establishment of Trust. As noted in Section 1.03, the Company may establish a trust to fund benefits provided under the terms of the Plan ("Trust"). It is intended that a transfer of assets into the Trust will not generate taxable income (for federal income tax purposes) to the Participants until such assets are actually distributed or otherwise made available to the Participants.

                                    ARTICLE 2
                                   DEFINITIONS

2.01 Definitions. Certain terms of the Plan have defined meanings set forth in this Article and which shall govern unless the context in which they are used clearly indicates that some other meaning is intended.

      Accounts. The term "Accounts" means and includes all of a Participant's In-Service Accounts and his or her Termination Account under the Plan. The performance and value of the Accounts shall be measured by reference to the performance of one or more third-party investment funds (investing in equities and fixed income instruments) designated from time to time by the Plan Administrator as being benchmark investments for Accounts. The maintenance of individual Accounts is for bookkeeping purposes only. The Participant is not an actual investor in the designated funds; rather the Participant is permitted to select any of the funds as a benchmark for the return on his or her Compensation deferred under the Plan.

      Beneficiary. Any person or persons designated by a Participant, in accordance with procedures established by the Committee or Plan Administrator, to receive benefits hereunder in the event of the Participant's death. If any Participant shall fail to designate a Beneficiary or shall designate a Beneficiary who shall fail to survive the Participant, the Beneficiary shall be the Participant's surviving spouse, or, if none, the Participant's surviving descendants (who shall take per stirpes) and if there are no surviving descendants, the Beneficiary shall be the Participant's estate.

      Board. The Board of Directors of the Company.

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      CEO Roundtable Member. A member of the CEO Roundtable sales force of the
      Company, as recognized from time to time by the Company's management and the Board.

      Challenger. A member of the Challenger sales force of the Company, as recognized from time to time by the Company's management and the Board.

      Change in Control. As defined in Section 9.03.

      Committee. The Compensation Committee of the Board.

      Company. PSS World Medical, Inc. and its corporate successors.

      Company Matching Contribution. The matching contributions made by the Company to Participants' Accounts in accordance with Section 5.05.

      Compensation. The total salary, commissions and cash bonus payable by the Company in the relevant Plan Year to a Participant for services to the Company or any of its affiliates, as such amount may be changed from time to time.

      Deferral Election Form. A form, substantially in the form attached hereto as Exhibit A, pursuant to which a Participant elects to defer Compensation under the Plan.

      Deferral Termination Date. As defined in Section 5.03(c).

      Disability. Total and permanent disability as determined under the Company's long term disability program, whether or not the Participant is covered under such program. If no such program is in effect, the Disability of a Participant shall be determined in good faith by the Board.

      Discretionary Company Contributions. The discretionary contributions, if any, made by the Company to Participants' Accounts in accordance with
      Section 5.06.

      Effective Date. The Plan is effective for Compensation payable on or after July 1, 1997.

      Election Date. The date established by the Plan as the date by which a Participant must submit a valid Deferral Election Form to the Plan Administrator in order to participate in the Plan for a Plan Year. For each Plan Year, the Election Date is June 30 of the preceding Plan Year; provided, however, that if a person first becomes a eligible to participate in the Plan after the beginning of the Plan Year, the Election Date for such person for that Plan Year shall be the 30/th/ day after he or she first becomes eligible to participate in the Plan.

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      In-Service Account. An In-Service Account established by the Company under
      Section 5.03 of the Plan for a Participant for short-term deferrals of Compensation pursuant to the Plan. A Participant may have up to three In-Service Accounts under the Plan in addition to his or her Termination Account. A Participant is not required to have any In-Service Accounts.

      Normal Retirement. Termination of Employment after age 60, or after age 55 with ten years of prior service with the Company or any of its affiliates.

      Participant. Any CEO Roundtable Member, Challenger or Selected Executive who has elected to participate in the Plan or who has received a Discretionary Company Contribution under the Plan.

      Plan. The PSS World Medical, Inc. Amended and Restated ELITe Deferred Compensation Plan as set forth in this document, together with any subsequent amendments hereto.

      Plan Administrator. The Committee or its delegee of administrative duties under the Plan pursuant to Section 3.02.

      Plan Year. The Plan Year shall be the twelve-month period from July 1 of each year though June 30 of the following calendar year; provided, however, that Plan Year 2002 shall mean the 15-month period from April 1, 2001 to June 30, 2002. Thereafter, "Plan Year 2003" for example, shall mean the year ended June 30, 2003, and so on.

      Roll-Over Balance. The unpaid vested balance in a Participant's In-Service Account that will automatically be rolled into the Participant's Termination Account under the circumstances described in Section 5.08(c).

      Selected Executive. With respect to a Plan Year, an executive employee of the Company or any of its affiliates who has been selected by the Committee to be an eligible participant in the Plan for such Plan Year.

      Stock Option Grant Program. The PSS World Medical, Inc. Amended and Restated ELITe Stock Option Grant Program, as amended from time to time.

      Termination Account. A Termination Account established by the Company under Section 5.03 of the Plan for a Participant for deferrals of Compensation pursuant to the Plan until the Participant's Termination of Employment, including any Discretionary Company Contributions.

      Termination of Employment. A Termination of Employment occurs when a Participant ceases for any reason to be an employee of the Company or any of its affiliates.

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      Termination Triggering Event. As defined in Section 5.08(a).

      Valuation Dates. The dates for valuing the balance in an Account as provided in Section 5.08.

                                    ARTICLE 3
                           ADMINISTRATION OF THE PLAN

3.01 Administrator of the Plan. The Plan shall be administered by the Committee. The Committee may delegate certain administrative functions to the Plan Administrator as provided in Section 3.02.

3.02 Authority of Committee. The Committee shall have full power and authority to: (i) interpret and construe the Plan and adopt such rules and regulations as it shall deem necessary and advisable to implement and administer the Plan, (ii) determine the benefits of the Plan to which any Participant, Beneficiary or other person may be entitled, (iii) keep records of all acts and determinations of the Committee and Plan Administrator, and to keep all such records, books of accounts, data and other documents as may be necessary for the proper administration of the Plan, (iv) prepare and distribute to all Participants and Beneficiaries information concerning the Plan and their rights under the Plan, (v) do all things necessary to operate and administer the Plan in accordance with its provisions, and (iv) designate persons other than members of the Committee or the Board to carry out its responsibilities, subject to such limitations, restrictions and conditions as it may prescribe. Without limiting the foregoing, the Committee may from time to time delegate to one or more agents who may or may not be employees of the Company (the "Plan Administrator") the authority to act on behalf of the Committee in all matters of Plan administration, but the Committee shall retain exclusive authority to determine eligible Participants, to amend or terminate the Plan, and to make a determinations under Section 7.02 of the Plan. Until later designated by the Committee, the Plan Administrator shall be a committee consisting of David Smith, Jeff Anthony and David Klarner.

3.03 Effect of Committee Determinations. No member of the Committee or the Board or the Plan Administrator shall be personally liable for any action or determination made in good faith with respect to the Plan or to any settlement of any dispute between a Participant and the Company. Any decision or action taken by the Committee or the Board with respect to the administration or interpretation of the Plan shall be conclusive and binding upon all persons.

                                    ARTICLE 4
                                  PARTICIPATION

4.01 Election to Participate. Each CEO Roundtable Member, Challenger and Selected Executive is automatically eligible to participate in the Plan. He or she may participate in the Plan for a Plan Year by delivering a properly completed and

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      signed Deferral Election Form to the Plan Administrator on or before the
      Election Date for such Plan Year. The Participant's participation in the Plan will be effective as of the following date, as applicable: (i) in the case of the first Plan Year, July 1, 1997, (ii) in the case of subsequent Plan Years, the first day of the Plan Year beginning after the Plan Administrator receives the Participant's Deferral Election Form, or (iii) in the case of a person who first becomes eligible to participate in the Plan after the beginning of a Plan Year, the first day after the Plan Administrator receives the Deferral Election Form if filed within 30 days after such Participant first becomes eligible to participate in the Plan. A Participant shall not be entitled to any benefit hereunder unless such Participant (i) has properly completed a Deferral Election Form and deferred the receipt of Compensation pursuant to the Plan, or (ii) has received a Discretionary Company Contribution under the Plan.

4.02  Voluntary Termination of Deferral Election Form.

      (a) Cessation of Deferrals; Effect. A Participant may at any time cease making further deferrals into all (but not less than all) of his or her Accounts during a Plan Year by terminating his or her Deferral Election Form. Such termination will be effective on the first day of the calendar quarter after the Participant notifies the Plan Administrator of the Participant's termination of the Deferral Election Form. If a Participant terminates a Deferral Election Form, the Participant may not activate a new Deferral Election Form to defer Compensation under the Plan for the remainder of the Plan Year in which the Participant's former Deferral Election Form was terminated or for the next following Plan Year.

      (b) Prior Deferred Amounts. Any Compensation deferred prior to the termination of a Deferral Election Form shall remain subject to the original Deferral Election Form and the Plan. On or before the Election Date for the second following Plan Year or of any subsequent Plan Year, the Participant may deliver a new Deferral Election Form for any Account and thereby defer the receipt of any future Compensation. Such new Deferral Election Form shall be effective only for Compensation applicable to the Participant's service after the first day of the next eligible Plan Year following the Plan Administrator's receipt of the Participant's new Deferral Election Form.

4.03 Continuation of Deferral Election Form. Prior to the commencement of each Plan Year, a Participant shall have the right, by executing and delivering to the Plan Administrator a new Deferral Election Form, to modify the percentage of his or her Compensation which is deferred to his or her Accounts under the Plan. Such new Deferral Election Form shall be effective only for Compensation applicable to the Participant's service after the first day of the new Plan Year. If the Participant fails to deliver a new Deferral Election Form prior to the commencement of the new Plan Year, the Participant's Deferral Election Form in effect during the previous Plan Year shall continue in effect during the new Plan

                                      -6-

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      Year, unless the Participant is prohibited from making deferrals under the
      Plan in such new Plan Year by reason of having terminated a prior Election Form pursuant to Section 4.02(a)

4.04 Automatic Termination of Deferral Election Form. A Participant's Deferral Election Form will automatically terminate at the earlier of (i) the Participant's Termination of Employment, or (ii) the termination of the Plan.

4.05 No Implied Rights. Nothing contained in the Plan shall be deemed to give any CEO Roundtable Member, Challenger or Selected Executive the right to continue in such status or to remain as an employee of the Company.

                                    ARTICLE 5
                                  PLAN BENEFITS

5.01 Deferred Compensation. A Participant may elect to defer up to 100% of his or her Compensation in accordance with the terms of the Plan and the Deferral Election Form; provided, however, that the Company Matching Contribution and grant of stock options pursuant to the Stock Option Grant Program shall apply only with respect to deferrals of up to 10% of Compensation. For bookkeeping purposes, the amount of the Compensation which the Participant elects to defer pursuant to the Plan shall be transferred to and held in the Participant's individual Accounts, as indicated in the Deferral Election Form, and subject to the terms of the Plan.

5.02 Time of Election of Deferral. Subject to Section 4.03, a Participant who wishes to defer Compensation for a Plan Year must irrevocably elect to do so on or prior to the Election Date for such Plan Year, by delivering a valid Deferral Election Form to the Plan Administrator.

5.03  Deferral Elections.

      (a) Designation of Accounts. The Company will automatically designate a Termination Account for each Participant for the purpose of (i) crediting the Participant's voluntary deferrals of Compensation, if any, into the Termination Account, (ii) crediting Roll-Over Balances, if applicable, from the Participant's In-Service Accounts pursuant to Section 5.08(c), and (iii) crediting any Discretionary Company Contributions made to the Participant. In addition to the Termination Account, a Participant may designate up to three In-Service Accounts. .

      (b) Deferral Amounts. The Deferral Election Form shall indicate: (i) the aggregate dollar amount or percentage (in increments of 1%) of Compensation to be deferred, (ii) the components of Compensation from which such deferrals are to be made, such as from salary, bonus or commission, and (iii) of such aggregate amount to be deferred, the dollar amount or percentage (in increments of 1%) of

                                      -7-

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      Compensation to be credited to each Account, if more than one.

      (c) Deferral Periods. A Participant shall designate for each In-Service Account a date (the "Deferral Termination Date"), after which payments from such Account will be payable pursuant to Section 5.08. The Deferral Termination Date must be at least three years after the first date that deferrals are made to the In-Service Account. Distribution of amounts held in a Participant's Termination Account shall commence as provided in
      Section 5.08(a) following the earliest of (i) the Participant's Termination of Employment, (ii) the Participant's death, (iii) the Participant's Disability, or (iv) the Participant's termination of participation pursuant to Section 7.02.

      (d) Limited Changes Permitted. Except as provided in clauses (i) and (ii) below and in Section 4.02, deferral elections shall be irrevocable.

           (i) Extension of Deferral Period. For each In-Service Account, the Participant may file a new Deferral Election Form to extend the Deferral Termination Date for such Account; provided, however, that (A) a Participant is limited to one such changed election for each In-Service Account during the life of the Plan, (B) the new Deferral Termination Date selected must be at least five years later than the prior Deferral Termination Date for such Account, and (C) such changed election, to be effective, must be filed with the Plan Administrator no less than thirteen
      (13) months prior to the originally selected Deferral Termination Date for such Account.

           (ii) Number of Installment Payments for Termination Account. A Participant may designate in his or her Deferral Election Form the number of installments (between five and twenty) in which his or her Termination Account will be paid in accordance with Section 5.08(a); provided that if no such election is indicated, the Termination Account will be paid in five installments, or in a lump sum if less than $25,000. A Participant may change his or her election as to the number of installment payments for the Termination Account; provided, however, that (A) a Participant is limited to one such changed election in any Plan Year, (B) such changed election, to be effective, must be filed with the Plan Administrator no less than thirteen (13) months prior to the Termination Triggering Event (as defined in Section 5.08(a)), and (C) a changed election, once effective, shall override all prior such elections.

5.04 Return on Account Balances. Amounts in a Participant's Account will be credited with a return (positive or negative) measured by reference to the performance of one or more benchmark investment funds selected by the Participant for such Account. A Participant may from time to time, in accordance with procedures established by the Plan Administrator: (i) indicate and change his or her investment allocation choices from among the offered benchmark investment funds, and (ii) indicate whether such investment allocation elections shall apply to new deferrals, existing Account balances, or both. Unless otherwise indicated by

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      the Plan Administrator, a Participant may specify different investment allocations for each of his or her Accounts. Indications of investment allocation choices shall be made in such manner and with such frequency as may be approved from time to time by the Plan Administrator. Participants will be provided with quarterly reports as to the status of their various Accounts.

5.05 Company Matching Contributions. For each dollar ($1.00) that a CEO Roundtable Member defers into an Account (up to 10% of Compensation in the aggregate for all of the Participant's Accounts), the Company will make a matching contribution of fifty cents ($.50). For each dollar that a Challenger defers into an Account (up to 10% of Compensation in the aggregate for all of the Participant's Accounts), the Company will make a matching contribution of twenty-five cents ($.25). For each dollar that a Selected Executive defers into an Account (up to 10% of Compensation in the aggregate for all of the Participant's Accounts), the Company will make a matching contribution of such amount as shall be communicated to the Selected Executive in advance of the Election Date. Company Matching Contributions will earn a return based on the same investment allocations selected by the Participant with respect to the Account into which such Company Matching Contributions are credited. The Board may change the amount of the Company Matching Contributions for any future Plan Year by giving written notice to eligible Participants prior to the Election Date for such Plan Year. Any such change will be prospective only.

5.06 Discretionary Company Contributions. The Company may at any time make a discretionary contribution to a Participant's Termination Account in any amount the Company deems advisable. Discretionary Company Contributions will earn a return based on the same investment allocations selected by the Participant with respect to the Participant's Termination Account; provided that if the Participant has not indicated an investment allocation for his or her Termination Account, the most conservative investment allocation then available under the Plan will be applied to the Participant's Termination Account unless and until changed by the Participant. The Company may discriminate among Participants in making Discretionary Company Contributions and may discriminate among those Participants receiving Discretionary Company Contributions as to the amount of such contributions.

5.07 Vesting. Vesting refers to a Participant's ability to receive benefits at the end of the deferral period.

      (a) Participant Deferrals. Participants are always 100% vested in their Accounts other than Company Matching Contributions or Discretionary Company Contributions and allocated return thereon.

      (b) Company Matching Contributions. Company Matching Contributions and allocated return thereon become vested in accordance with the following schedule:

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                                           Vested % of Company Matching
Years elapsed since first                  Contributions and allocated
deferral under the Plan                    return thereon
-------------------------------------------------------------------------
Less than 4 Years                          0%
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4 Years                                    20%
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5 Years                                    40%
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6 Years                                    60%
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7 Years                                    80%
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8 Years                                    100%
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Earlier death, Normal Retirement or        100%
Disability of Participant
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A successor to the Company terminates      100%
the Plan
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Within 24 months of the Change in          100%
Control, a successor to the Company
terminates the employment of Participant
without cause or Participant resigns for
Good Reason, as defined in Participant's
Employment Agreement, if any, with the
Company
------------------------------------------ ------------------------------

      For example, if a Participant first made a deferral under the Plan with respect to any part of Plan Year 2003, he or she will become vested in all Company Matching Contributions in all of his or her Accounts, based on the anniversary of the first day of such 2003 Plan Year (i.e., all Company Matching Contributions to such Participant, whenever made, will be 20% vested on July 1, 2007, 40% vested on July 1, 2008, and so on). For a Participant who began participating in the Plan prior to April 1, 2002, his or her vesting dates will be based on an April 1 plan year, which was in effect prior to April 1, 2002.

      (c) Discretionary Company Contributions. Discretionary Company Contributions and allocated return thereon become vested in accordance with the following schedule:

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-------------------------------------------------------------------------
Years elapsed since the last day of the    Vested % of
Discretionary Plan Year in which the       Discretionary Company
Discretionary Company Contribution was     Contribution and allocated
made                                       return thereon
-------------------------------------------------------------------------
Less than 1 Year                           0%
-------------------------------------------------------------------------
1 Year                                     20%
-------------------------------------------------------------------------
2 Years                                    40%
-------------------------------------------------------------------------
3 Years                                    60%
-------------------------------------------------------------------------
4 Years                                    80%
-------------------------------------------------------------------------
5 Years                                    100%
-------------------------------------------------------------------------
Earlier death, Normal Retirement or        100%
Disability of Participant
-------------------------------------------------------------------------
A successor to the Company terminates      100%
the Plan
-------------------------------------------------------------------------
Within 24 months of the Change in          100%
Control, a successor to the Company
terminates the employment of Participant
without cause or Participant resigns for
Good Reason, as defined in Participant's
Employment Agreement, if any, with the
Company
-------------------------------------------------------------------------

      For example, if a Discretionary Company Contribution was made to a Participant at any time during Plan Year 2002, the Participant would become vested in 20% of such contribution as of the last day of Plan Year 2003, and 40% of such contribution as of the last day of Plan Year 2004, and so on.

5.08  Payment of Accounts.

      (a) Payment Dates for Termination Account. Payment of vested Plan benefits held in a Participant's Termination Account (together with any Roll-Over Balances from such Participant's In-Service Accounts in accordance with Section 5.08(c)) shall commence within 45 days after the end of the month in which occurs the earliest of the following events (i) the Participant's Termination of Employment, (ii) the Participant's death,
      (iii) the Participant's Disability or (iv) the Participant's termination of participation pursuant to Section 7.02 (each a "Termination Triggering Event"). Payments shall be based on the vested Account balance valued as of the applicable Valuation Dates. The first Valuation Date shall be the last day of the month in which the Termination Triggering Event occurs. If the aggregate vested balance in the Participant's Termination Account (including any Roll-Over Balances from such Participant's In-Service Accounts in accordance with Section 5.08(c)) is $25,000 or less on the first Valuation Date, the entire remaining vested balance will be paid in a single lump sum. If the aggregate vested balance in the Participant's Termination Account

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      (including any Roll-Over Balances from such Participant's In-Service
      Accounts in accordance with Section 5.08(c)) exceeds $25,000 on the first Valuation Date, the remaining vested balance will be paid in such number of installments (between five and twenty) as indicated by the Participant in his or her most recent effective Deferral Election Form for the Termination Account; provided, however, that upon the Participant's death or termination of participation pursuant to Section 7.02, the entire unpaid vested balance in his or her Account shall be paid to the Participant's Beneficiary in a single lump sum within 45 days after the first Valuation Date. The Valuation Date for each installment after the first installment shall be December 31 of the year in question. Each installment payment shall be paid within 45 days after the applicable Valuation Date, in an amount equal to the Account value as of the such Valuation Date divided by the number of remaining installments to be paid.

      (b) Payment Dates for In-Service Accounts. Except as provided in Section 5.08(c), payment of vested Plan benefits held in a Participant's In-Service Account shall be paid in a lump sum within 45 days after the end of the month in which the Deferral Termination Date occurs, as indicated in the Participant's most recent effective Deferral Election Form for such Account. Unless rolled into the Participant's Termination Account as provided in Section 5.08(c), payment from a Participant's In-Service Account shall be based on the vested Account balance valued as of the last day of the month in which the Deferral Termination Date occurs (the "Valuation Date").

      (c) Roll-Over of In-Service Accounts to Termination Account. If a Termination Triggering Event with respect to a Participant occurs prior to the Deferral Termination Date with respect to an In-Service Account of such Participant, the vested balance in such In-Service Account (the "Roll-Over Balance") shall automatically be rolled into the Participant's Termination Account and paid as provided in Section 5.08(a) in the number of installments applicable to the Termination Account. If the Termination Triggering Event occurs after a Deferral Termination Date but prior to the distribution of the In-Service Account balance, the vested balance of the In-Service Account shall be paid in a lump sum as provided in Section 5.08(b).

      (d) Accruals During Payment Periods. The unpaid portion of a Participant's Termination Account shall continue to receive allocated returns as provided in Section 5.04 until the last applicable Valuation Date for such Account, but no interest or other return will be paid on Account balances between the applicable Valuation Dates and payment dates as provided in Sections 5.08(a) and (b).

(e) Termination of Eligible Status. Subject to Section 7.02, the termination of a Participant's status as CEO Roundtable Member, Challenger or Selected Executive will not, absent Termination of Employment, cause a payout of such Participant's Accounts, and such person may continue to defer Compensation into the Plan, but no Company Matching Contributions will be made on Compensation deferred while he or she is not a CEO Roundtable Member, Challenger or Selected Executive. Allocated returns will continue to accrue on such person's Account as provided in Section 5.04 and 5.08(d).

5.9 Financial Hardship. The Plan Administrator may, in its sole discretion, accelerate the payment to a Participant of an amount reasonably necessary to handle a severe financial hardship of a sudden and unexpected nature due to causes not within the control of the Participant. Such payment may be made even if the Participant has not incurred a Termination of Employment and regardless of the number of years he or she has been a Participant. All financial hardship distributions shall be made in cash in a lump sum. Such payments will be made on a first-in, first-out basis so that the oldest Compensation deferred under the Plan shall be deemed distributed first in a financial hardship.

5.10 Payment to Minors and Incapacitated Persons. In the event that any amount is payable to a minor or to any person who, in the judgment of the Plan Administrator, is incapable of making proper disposition thereof, such payment shall be made for the benefit of such minor or such person in any of the following ways as the Plan Administrator, in its sole discretion, shall determine:

           (a) By payment to the legal representative of such minor or such person;

           (b)  By payment directly to such minor or such person;

           (c) By payment in discharge of bills incurred by or for the benefit of such minor or such person. The Plan Administrator shall make such payments without the necessary intervention of any guardian or like fiduciary, and without any obligation to require bond or to see to the further application of such payment. Any payment so made shall be in complete discharge of the Plan's obligation to the Participant and his or her Beneficiaries.

5.11 Application for Benefits. The Plan Administrator may require a Participant or Beneficiary to complete and file certain forms as a condition precedent to receiving the payment of benefits, including without limitation a consent to participating in any corporate owned life insurance program which the Company sponsors. The Plan Administrator may rely upon all such information given to it, including the Participant's current mailing address. It is the responsibility of all persons interested in receiving a distribution pursuant to the Plan to keep the Plan Administrator informed of their current mailing addresses.

5.12 Designation of Beneficiary. Each Participant from time to time may designate any person or persons (who may be designated contingently or successively and who may be an entity other than a natural person) as his or her Beneficiary or Beneficiaries to whom the Participant's Account is to be paid if the Participant dies before receipt of all such benefits. Each Beneficiary designation shall be on the form prescribed by the Plan Administrator and will be effective only when filed with the Plan Administrator during the Participant's lifetime. Each Beneficiary designation filed with the Plan Administrator will cancel all Beneficiary designations previously filed with the Plan Administrator. The revocation of a Beneficiary designation, no matter how effected, shall not require the consent of any designated Beneficiary.

                                    ARTICLE 6
                                 FUNDING OF PLAN

6.01 Funding. Plan benefits shall be paid from the general assets of the Company or as otherwise directed by the Company. To the extent that any Participant acquires the right to receive payments under the Plan (from whatever source), such right shall be no greater than that of an unsecured general creditor of the Company. Participants and their Beneficiaries shall not have any preference or security interest in the assets of the Company other than as a general unsecured creditor.

                                    ARTICLE 7
                            AMENDMENT AND TERMINATION

7.01 Plan Amendment and Termination. The Committee reserves the right to modify, alter, amend, or terminate the Plan, at any time and from time to time, without notice, to any extent deemed advisable; provided, however, that no such amendment or termination shall (without the written consent of the Participant, if living, and if not, the Participant's Beneficiary) adversely affect any benefit under the Plan which has accrued with respect to the Participant or Beneficiary as of the date of such amendment or termination regardless of whether such benefit is in pay status.

7.02 Early Termination of Participation. Notwithstanding any other provision of the Plan, if the Committee determines that the continued participation in the Plan by a Participant would jeopardize the unfunded status of the Plan under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Committee may, in its sole discretion, disallow further participation by such Participant, in which event the vested balance in such Participant's Accounts shall be paid to the Participant or his or her Beneficiary, as the case may be, in a lump sum within 45 days after the end of the month in which such termination occurs. In no event may the total number of Participants the Plan exceed 3% of the Company's total work force.

                                    ARTICLE 8
                                CLAIMS PROCEDURE

8.01 Claims Procedure. Accounts shall be paid in accordance with the provisions of this Plan. If the Participant or his or her Beneficiary requests payment of benefits, and such request is denied in whole or in part, the Participant or the designated Beneficiary may request a review of the Company's denial of benefits within sixty days of the date the Participant or the Beneficiary receives written notice of such denial. If the Company again denies the Participant's or the Beneficiary's request for payment of benefits, the Company shall provide written notice of the denial of benefits to the Participant or the Beneficiary and shall include in such notice a claims appeal procedure, all in accordance with Section 503 of the ERISA and DOL Regulation Section 2560.503-1 and such procedures are incorporated in this Plan by reference.

                                    ARTICLE 9
                                  MISCELLANEOUS

9.01 Headings. The headings and sub-headings in the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

9.02 Spendthrift Clause. None of the benefits, payments, proceeds or distributions under the Plan shall be subject to the claim of any creditor of any Participant or Beneficiary, or to any legal process by any creditor of such Participant or Beneficiary, and none of them shall have any right to alienate, commute, anticipate or assign any of the benefits, payments, proceeds or distributions under the Plan except to the extent expressly provided herein to the contrary.

9.03 Change in Control. The Plan shall not be automatically terminated by the Company's acquisition by, merger into, or sale of substantially all of its assets to any other organization (a "Change in Control"), but the Plan shall be continued thereafter by such successor organization. All rights to amend, modify, suspend or terminate the Plan shall be transferred to the successor organization, effective as of the date of the Change in Control. If the successor terminates the Plan, all Participants shall thereupon become 100% vested in their Accounts, including Company Matching Contributions, Discretionary Company Contributions and allocated return thereon. If within 24 months of the Change in Control a Participant is terminated by the Company other than for cause (as determined by the Company) or the Participant resigns for Good Reason (as defined in the Participant's Employment Agreement, if any), such Participant shall thereupon become 100% vested in his or her Account, including Company Matching Contributions, Discretionary Company Contributions and allocated return thereon.

9.04 Release. Any payment to Participant or Beneficiary, or to their legal representatives, in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Committee, the Plan Administrator and the Company, any of whom may require such Participant, Beneficiary, or legal representative, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be determined by the Plan Administrator, the Committee, or the Company, as the case may be.

9.05 Governing Law. To the extent not governed by federal law, the Plan shall be construed in accordance with and governed by the laws of the State of Florida.

9.06 Costs of Collection; Interest. In the event the Participant collects any part or all of the payments due under the Plan by or through a lawyer or lawyers, the Company will pay all costs of collection, including reasonable legal fees incurred by the Participant.

9.07 Successors and Assigns. The Plan shall be binding upon the successors and assigns of the parties hereto.

      The foregoing is hereby acknowledged as being the PSS World Medical, Inc. Amended and Restated ELITe Deferred Compensation Plan, as adopted by the Compensation Committee of the Board of Directors of the Company on July 1, 1998, and amended as of March 30, 1999, July 1, 2000, April 1, 2001, April 1, 2002, and July 1, 2003.

                                        PSS WORLD MEDICAL, INC.


                                        By:         /s/  David A. Smith
                                           -------------------------------------
                                                       David A. Smith
                                           President and Chief Executive Officer